EXHIBIT 99

For Release: December 12, 2008

Contact:  Roger R. Hopkins, Chief Accounting Officer

Phone:  (615) 890-9100

National Health Investors, Inc. announces special dividend of 14 cents

MURFREESBORO, Tenn. (December 12, 2008) – National Health Investors, Inc. (NYSE: NHI) a real estate investment trust, announced today that it will pay a special dividend of 14 cents per common share to shareholders of record on December 31, 2008 and payable on January 30, 2009.  This special dividend reflects the company’s continued success in managing its existing portfolio.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions.  The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information including NHI’s most recent press releases may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements.  NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance.  All forward-looking statements represent NHI’s judgment as of the date of this release.